                                                                    EXHIBIT 4.01

                                  INTUIT INC.

                        1996 DIRECTORS STOCK OPTION PLAN

                           As Adopted October 7, 1996
                      As Amended through December 8, 2000


        1. PURPOSE. This 1996 Directors Stock Option Plan (this "Plan") is established to provide equity incentives for non-employee members of the Board of Directors of Intuit Inc. (the "Company"), who are described in Section 6.1 below, by granting such persons options to purchase shares of stock of the Company.

        2. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date (the "Effective Date") on which it is adopted by the Board of Directors of the Company (the "Board"). This Plan shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board. Options ("Options") may be granted under this Plan after the Effective Date provided that, in the event that stockholder approval is not obtained within the time period provided herein, this Plan, and all Options granted hereunder, shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such stockholder approval is not obtained. The amendments to the Plan that were approved by the Board in October 1999 and were subject to stockholder approval will become effective on the date on which they are approved by the the stockholders of the Company at the next annual stockholders meeting (the "Amendment Approval Date").

        3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan shall be non-qualified stock options ("NQSOs"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company.

        4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan (the "Maximum Number") is 810,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options granted under this Plan; provided, however, that if the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan equals or exceeds the Maximum Number, then notwithstanding anything herein to the contrary, no further Options may be granted under this Plan until the Maximum Number is increased or the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan is less than the Maximum Number.

        5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

        6. ELIGIBILITY AND AWARD FORMULA.

               6.1 Eligibility. Options shall be granted only to directors of the Company who are not current or former employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in
Section 17 below (each such person referred to as an "Optionee").

               6.2 Initial Grant. Each Optionee who first becomes a member of the Board will automatically be granted an Option for 45,000 Shares (the "Initial Grant").

               6.3 Succeeding Grants. On each anniversary of an Initial Grant, each Optionee will automatically be granted an Option for 22,500 Shares. Notwithstanding anything in this Section 6.3 to the contrary, if the Company's stockholders approve the amendments submitted for their approval on the Amendment Approval Date, each Optionee who received an award in the thirty days preceding the Amendment Approval Date shall, on the Amendment Approval Date, be granted an Option for 22,500 Shares reduced by the number of Shares received during such thirty-day period. Each such option granted to an Optionee shall be referred to as a "Succeeding Grant."

        7. TERMS AND CONDITIONS OF OPTIONS. Subject to the following and to
Section 6 above:

               7.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee or its delegees shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

               7.2 Vesting.

                    (a) Options granted prior to February 19, 1999 shall become exercisable as they vest according to the following vesting schedule: each Initial Grant and Succeeding Grant will vest as to twenty-five percent (25%) of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the Shares each month thereafter, so long as the Optionee continuously remains a director or a consultant of the Company.

                    (b) Options granted under this Plan on or after February 19, 1999 but prior to the Amendment Approval Date shall be fully vested and exercisable on the date of grant.

                    (c) Options granted on or after the Amendment Approval Date shall become exercisable as they vest according to the following vesting schedule: (i) each Initial Grant will vest as to 25% of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the Shares each month thereafter, so long as the Optionee continuously remains a director or a consultant of the Company, and (ii) each Succeeding Grant will vest as to 50% of the Shares upon the first anniversary of the date such Option is granted and an additional 4.1666% of the Shares each month thereafter, so long as the Optionee continuously remains a director or a consultant of the Company.

                    (d) Any Option granted to an Optionee will vest as to 100% of the Shares subject to such Option, if the Optionee ceases to be a member of the Board or a consultant of the Company due to "total disability" or death (or his or her death occurs within three months of the Termination Date). For purposes of this Section 7.2(d), "total disability" shall mean: (A) (i) for so long as such definition is used for purposes of the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Optionee is unable to perform each of the material duties of any gainful occupation for which the Optionee is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Optionee from engaging in any employment or occupation for wage or profit; or, (ii) if such definition has changed, such other definition of "total disability" as determined under the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan; and
(B) the Company shall have received from the Optionee's primary physician a certification that the Optionee's total disability is likely to be permanent.

               7.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares at the time that the Option is granted.

               7.4 Termination of Option. Except as provided below in this Section, each Option shall expire ten (10) years after its date of grant (the "Expiration Date"). The Option shall expire when the Optionee ceases to be a member of the Board or a consultant of the Company. The date on which the Optionee ceases to be a member of the Board or a consultant of the Company shall be referred to as the "Termination Date." An Option may be exercised after the Termination Date only as set forth below:

                    (a) Termination Generally. If the Optionee ceases to be a member of the Board or consultant of the Company for any reason except death or disability, then each vested Option (as defined in Section 7.2 of this Plan) then held by such Optionee may be exercised by the Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

                    (b) Death or Disability. If the Optionee ceases to be a member of the Board or consultant of the Company because of the death of the Optionee or the disability of the Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), then each vested Option (as defined in Section 7.2 of this Plan) then held by such Optionee may be exercised by the Optionee (or the Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

        8. EXERCISE OF OPTIONS.

               8.1 Exercise Period. Subject to the provisions of Section 8.5 below, Options granted on or after February 19, 1999 but prior to the Amendment Approval Date shall be fully vested and exercisable on the date of grant. Options granted prior to February 19, 1999 and Options granted on or after the Amendment Approval Date shall be exercisable as they vest.

               8.2 Notice. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee or its delegees stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

               8.3 Payment. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

               8.4 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

               8.5 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                    (a) An Option shall not be exercisable until such time as this Plan (or, in the case of Options granted pursuant to an amendment increasing the number of shares that may be issued pursuant to this Plan, such amendment) has been approved by the stockholders of the Company in accordance with Section 15 below.

                    (b) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws, as they are in effect on the date of exercise.

                    (c) The Committee may specify a reasonable minimum number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

        9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative, unless otherwise permitted by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

        10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

        11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such outstanding Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

        12. NO OBLIGATION TO CONTINUE AS DIRECTOR. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.

        13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

        14. ACCELERATION OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed or replaced by the successor corporation, which assumption will be binding on all Optionees), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) own less than 50% of the shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction, the vesting of all options granted pursuant to this Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

        15. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan (but may not terminate or amend the terms of any outstanding option without the consent of the Optionee); provided, however, that the Committee shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or broaden the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

        16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

        17. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

               17.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the

Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               17.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               17.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

               17.4 "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                        (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                        (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

                        (d) if none of the foregoing is applicable, by the Committee in good faith.